EXHIBIT 99.3

PEDEVCO Corp.

Unaudited Pro Forma Condensed Combined Financial Information

On October 31, 2025 (the “Closing Date”), PEDEVCO Corp., a Texas corporation (the “Company” or “PEDEVCO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, “North Peak”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak Holdings”).

Pursuant to the Merger Agreement, at the effective time, (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO (clauses (a) and (b), together, the “Mergers”). North Peak owns substantial oil-weighted producing assets and leasehold interests with future drilling inventory located in the Northern DJ and Powder River Basins including approximately 281,000 net acres (“North Peak Merger”). The North Peak Merger closed on October 31, 2025.

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock (the “PIPE Preferred Shares”), at a price per share equal to $5.50 per share, for net proceeds of $35.0 million, pursuant to these investors entering into Series A Convertible Preferred Stock Subscription Agreements in favor of PEDEVCO. The PIPE Preferred Shares automatically convert at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

Based on estimates as of October 31, 2025, the fair value of consideration paid to the seller, after closing adjustments, is approximately $179.9 million, including 10,650,000 of Series A Convertible Preferred Stock, with a fair value of $64.2 million and convertible into 106,500,000 shares of PEDEVCO common stock along with $115.7 million in cash paid to settle North Peak’s debt, a portion of which was funded by the net proceeds received from the PIPE Preferred Shares with the remainder funded by PEDEVCO’s revolving credit facility. Additionally, as part of the North Peak Merger, PEDEVCO acquired all assets and liabilities of North Peak.

The North Peak Merger will be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). PEDEVCO will be treated as the accounting acquirer and therefore, will recognize the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transaction costs will be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial information presented herein has been prepared to reflect the transaction accounting adjustments to PEDEVCO’s historical consolidated financial information in order to account for the North Peak Merger and include the assumption of liabilities as set forth in the Merger Agreement.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the North Peak Merger as if it had been completed on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 gives effect to the North Peak Merger as if it had been completed on January 1, 2024. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of PEDEVCO would have been had the North Peak Merger occurred on the date noted above, nor are they necessarily indicative of future consolidated results of operations. Future results may vary significantly from the results reflected because of various factors. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the North Peak Merger and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of PEDEVCO contained in PEDEVCO’s Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on October 31, 2025;

•	The unaudited consolidated financial statements and accompanying notes of PEDEVCO contained in PEDEVCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025;

•	The audited combined financial statements and accompanying notes of North Peak as of and for the year ended December 31, 2024, which are included elsewhere in this filing; and

•	The unaudited combined financial statements and accompanying notes of North Peak as of September 30, 2025 and for the nine months ended September 30, 2025, which are included elsewhere in this filing.

PEDEVCO Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025
(amounts in thousands, except for per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications		Merger		Combined
Assets
Current assets:
Cash and cash equivalents	$10,922	$911	$355	(a)	$35,000	(c)	$12,492
					87,000	(h)
					(115,646)	(i)
					(1,335)	(h)
					(4,715)	(j)
Restricted cash	—	355	(355)	(a)	—		—
Account receivable – oil and gas	5,002	—	10,870	(a)	—		15,872
Accounts receivable, net	—	10,704	(10,704)	(a)	—		—
Affiliate receivable	—	166	(166)	(a)	—		—
Commodity derivative asset	—	4,569	—		—		4,569
Prepaid expenses and other current assets	229	692	—		—		921
Total current assets	16,153	17,397	—		304		33,854

Oil and gas properties:
Oil and gas properties, subject to amortization, net	93,431	—	—		190,116	(d)	285,131
					1,584	(f)
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	—	542,075	—		(542,075)	(b)	—
Oil and gas properties, not subject to amortization, net	14,400	—	—		8,393	(e)	22,793
Total oil and gas properties, net	107,831	542,075	—		(341,982)		307,924

Operating lease – right-of-use asset	256	—	—		—		256
Commodity derivative asset	—	1,516	—		—		1,516
Deferred income taxes	7,833	—	—		990	(k)	8,823
Other assets	3,815	467	—		1,335	(h)	5,617
Total assets	$135,888	$561,455	$—		$(339,353)		$357,990
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$10,295	$—	$17,268	(a)	$—		$27,563
Accrued expenses	1,339		3,185	(a)	—		4,524
Accounts payable and accrued liabilities	—	35,780	(35,780)	(a)	—		—
Revenue payable	2,208	—	15,327	(a)	—		17,535
Operating lease liabilities – current	178	—	—		—		178
Asset retirement obligations	616	1,634	—		(1,146)	(f)	1,104
Long-term debt, current portion	—	103,408	—		(115,646)	(i)	—
					12,238	(l)
Total current liabilities	14,636	140,822	—		(104,554)		50,904

Long-term liabilities:
Long-term debt	—		—	87,000	(h)	87,000
Operating lease liabilities, net of current portion	79	—	—	—		79
Asset retirement obligations, net of current portion	5,805	3,668	—	(2,572)	(f)	6,901
Other long-term liabilities	—	2,243	—	—		2,243
Total liabilities	20,520	146,733	—	(20,126)		147,127

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.001 par value	93	—	—	—		93
Additional paid-in capital	228,634	—	—	—		228,634
Convertible preferred stock	—	—	—	64,220	(g)	99,220
				35,000	(c)
Members’ equity	—	414,722	—	(414,722)	(b)	—
Accumulated deficit	(113,359)	—	—	(4,715)	(j)	(117,084)
				990	(k)
Total shareholders’ equity	115,368	414,722	—	(319,227)		210,863
Total liabilities and shareholders’ equity	$135,888	$561,455	$—	$(339,353)		$357,990

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PEDEVCO Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(amounts in thousands, except for share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and			North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications			Merger		Combined
Revenue:
Oil and gas sales	$22,669	$—	$78,744		(a)	$—		$101,413
Crude oil, natural gas and NGL sales, net	—	78,744	(78,744	)(a)		—		—
Gain (loss) on derivatives, net	—	7,898				—		7,898

Operating expenses:
Lease operating costs	8,305	—	30,647		(a)	—		49,310
			162		(a)
			10,196		(a)
Lease operating and workover expenses	—	30,647	(30,647)		(a)	—		—
Exploration expense	—	162	(162)		(a)	—		—
Production and ad valorem taxes	—	10,196	(10,196)		(a)	—		—
Selling, general and administrative expense	4,815	—	4,786		(a)	—		13,565
			3,964		(a)
General and administrative	—	4,786	(4,786)		(a)	—		—
Impairment of oil and gas properties	907	—	—			—		907
Depletion, depreciation and amortization	—	36,256	—			(36,256)	(b)	—
Accretion	—	209	—			(209)	(b)	—
Affiliate expense	—	3,964	(3,964)		(a)	—		—
Depreciation, depletion, amortization and accretion	11,213	—	—			13,120	(b)	24,430
						97	(e)
Total operating expenses	25,240	86,220	—			(23,248)		88,212

Gain on sale of oil and gas properties	1,021	—	(1,686)		(a)	—		(665)
Note receivable – credit loss	(1,378)	—	—			—		(1,378)

Operating income (loss)	(2,928)	422	(1,686)			23,248		19,056

Other income (expense), net:
Interest income	196	—	—			—		196
Interest expense	(102)	(13,678)	—			8,628	(c)	(5,152)
Gain (loss) on the sale of assets	—	(1,686)	1,686		(a)	—		—
Other income	395	1,910				—		2,305
Total other income (expense)	489	(13,454)	1,686			8,628		(2,651)
Income (loss) before income taxes	(2,439)	(13,032)	—			31,875		16,404
Income tax benefit (expense)	578	—	—			(3,957)	(d)	(3,379)

Net income (loss)	$(1,861)	$(13,032)	$—			$27,918		$13,025

Earnings (loss) per common share:
Basic	$(0.02)					$0.16	(h)	$0.14
Diluted	$(0.02)					$0.07	(h)	$0.05

Weighted average number of common shares outstanding:
Basic	91,482,504					—	(h)	91,482,504
Diluted	91,482,504					106,500,000	(h)	261,618,874
						63,636,370	(g)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PEDEVCO Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(amounts in thousands, except for share and per share amounts)

			Transaction Accounting Adjustments
	Historical		Conforming and		North Peak		Pro Forma
	PEDEVCO	North Peak	Reclassifications		Merger		Combined
Revenue:
Oil and gas sales	$39,553	$—	$158,326	(a)	$—		$197,879
Crude oil, natural gas and NGL sales, net	—	158,326	(158,326)	(a)	—		—
Loss on derivatives, net	—	(5,089)	—		—		(5,089)

Operating expenses:
Lease operating costs	12,449	—	49,096	(a)	—		82,453
			152	(a)
			20,756	(a)
Lease operating and workover expenses	—	49,096	(49,096)	(a)	—		—
Exploration expense	—	152	(152)	(a)	—		—
Production and ad valorem taxes	—	20,756	(20,756)	(a)	—		—
Selling, general and administrative expense	6,391	—	3,488	(a)	4,715	(f)	21,969
			78	(a)
			7,297	(a)
General and administrative	—	3,488	(3,488)	(a)	—		—
Impairment of oil and gas properties	—	3,894	—		—		3,894
Legal	—	78	(78)	(a)	—		—
Depletion, depreciation and amortization	—	55,201	—		(55,201)	(b)	—
Accretion	—	260	—		(260)	(b)	—
Affiliate expense	—	7,297	(7,297)	(a)	—		—
Depreciation, depletion, amortization and accretion	15,920	—	—		19,944	(b)	35,994
					130	(e)
Total operating expenses	34,760	140,222	—		(30,672)		144,310

Loss on sale of oil and gas properties, net	(76)	—	—		—		(76)

Operating income	4,717	13,015	—		30,672		48,404

Other income (expense), net:
Interest income	351	—	—		—		351
Interest expense	—	(21,093)	—		14,359	(c)	(6,734)
Loss on legal judgment	—	(490)	490	(a)	—		—
Gain on sale of fixed asset	12	—	—		—		12
Other income (expense)	(42)	4,215	(490)	(a)	—		3,683
Total other income (expense)	321	(17,368)	—		14,359		(2,688)
Income (loss) before income taxes	5,038	(4,353)	—		45,031		45,716
Income tax benefit (expense)	7,255	—	—		(8,542)	(d)	(1,287)

Net income (loss)	$12,293	$(4,353)	$—		$36,489		$44,429

Earnings per common share:
Basic	$0.14				$0.36	(h)	$0.50
Diluted	$0.14				$0.03	(h)	$0.17

Weighted average number of common shares outstanding:
Basic	89,234,611				—	(h)	89,234,611
Diluted	89,236,237				106,500,000	(h)	259,372,607
					63,636,370	(g)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PEDEVCO Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information were prepared based on the historical consolidated financial statements of PEDEVCO and the historical combined financial statements of North Peak. The North Peak Merger has been accounted for as a business combination in accordance with ASC 805. PEDEVCO will recognize the assets acquired and liabilities assumed at their respective fair values as of the closing date. Any transactions cost will be expensed as incurred in accordance with ASC 805.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the North Peak Merger as if it had been completed on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2025 and the Year Ended December 31, 2024 gives effect to the North Peak Merger as if it had been completed on January 1, 2024. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of PEDEVCO would have been had the North Peak Merger occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected in the unaudited condensed combined pro forma statement of operations. In PEDEVCO’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2. Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of September 30, 2025 using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. PEDEVCO expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the fair value of assets acquired and liabilities assumed by PEDEVCO are as follows (in thousands, except for per share amounts):

Consideration:
Series A Convertible Preferred Stock of PEDEVCO	10,650
Fair value per share of Series A Convertible Preferred Stock of PEDEVCO	$6.03
Total stock consideration	64,220

Cash paid to settle North Peak debt contemporaneously with close	115,646

Total consideration	$179,866

Fair value of assets acquired:
Cash and cash equivalents	$1,266
Accounts receivable – oil and gas	10,870
Commodity derivative asset, current	4,569
Prepaid expenses and other current assets	692
Oil and gas properties, subject to amortization, net	191,700
Oil and gas properties, not subject to amortization, net	8,393
Commodity derivative asset, noncurrent	1,516
Other long-term assets	467
Amount attributable to assets acquired	$219,473

Fair value of liabilities assumed:
Accounts payable	$17,268
Accrued expenses	3,185
Revenue payable	15,327
Asset retirement obligations, current	488
Asset retirement obligations, long-term	1,096
Other long-term liabilities	2,243
Amount attributable to liabilities assumed	$39,607

Total identifiable net assets acquired	$179,866

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation. The fair value per share of Series A Convertible Preferred Stock of PEDEVCO is estimated based upon the fair value of the common stock of PEDEVCO. Each share of Series A Convertible Preferred Stock automatically converts at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. The fair value for the Series A Convertible Preferred Stock was based upon the October 31, 2025 closing price of $0.603 per common share multiplied by the conversion ratio of 10-to-1.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PEDEVCO. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that PEDEVCO believes provide a reasonable basis for presenting the significant effects of the North Peak Merger. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025:

(a)	Adjustments to conform the assets and liabilities of North Peak to the presentation of PEDEVCO.
(b)	Adjustments to remove the historical balances of oil and natural gas properties, net and members’ equity for North Peak.
(c)

Adjustment to reflect the private placement of 6,363,637 shares of Series A Convertible Preferred Stock for $35.0 million of net proceeds. The private placement occurred concurrently with the North Peak Merger. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

(d)

Adjustment to reflect the fair value of oil and gas properties, subject to amortization, acquired in the North Peak Merger. The fair value of proved oil and natural gas properties, subject to amortization, was estimated using a discounted cash flow approach and strip oil and natural gas prices as of October 31, 2025.

(e)

Adjustment to reflect the fair value of oil and gas properties, not subject to amortization, acquired in the North Peak Merger. The fair value of oil and gas properties, not subject to amortization, was estimated based upon acreage value from observable transactions for these areas.

(f)

Adjustment to reflect the fair value of asset retirement obligations assumed with the North Peak Merger. The fair value of asset retirement obligations was estimated using assumptions consistent with those of PEDEVCO, including a credit-adjusted risk-free rate of 11.00%, an inflation rate of 2.6%, a 33 year well life and a reclamation cost of $0.1 million per well.

(g)	Adjustment to reflect the issuance of 10,650,000 shares of Convertible Series A Preferred Stock for $64.2 million based on an October 31, 2025 fair value of $6.03 per share.
(h)

Adjustment to record borrowings of $87.0 million under the PEDEVCO's revolving credit facility to fund a portion of the North Peak Merger. Additionally, PEDEVCO paid $1.3 million of debt issuance costs associated with an amendment to the existing revolving credit facility which is included in “Other assets.”

(i)

Adjustment to repay the outstanding debt of North Peak of $115.7 million, which was funded by PEDEVCO drawing down on its revolving line of credit and through the issuance of $35.0 million of Series A Convertible Preferred Stock.

(j)

Adjustment to reflect estimated direct costs for the North Peak Merger. The estimated direct costs were incurred subsequent to September 30, 2025 and have been retrospectively reflected as though incurred and paid at September 30, 2025. These direct costs are nonrecurring and will not impact PEDEVCO’s Consolidated Statements of Operations beyond 12 months after closing.

(k)

Represents the tax effect associated with the adjustment for the recognition of the North Peak Merger transaction costs. The tax effect was calculated at the statutory tax rate of 21.0%. The actual future effective tax rate could be significantly different from the statutory tax rate due to many factors, such as future results and future tax attributes.

(l)	Adjustment to record the difference between the outstanding debt balance of North Peak at September 30, 2025 and the ultimate pay-off of such debt by PEDEVCO at October 31, 2025.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and the year ended December 31, 2024:

(a)	Adjustments to conform North Peak revenues and expenses to the presentation by PEDEVCO.
(b)

Represents the removal of depreciation, depletion, and amortization expense and accretion expense of North Peak and the resulting change in basis of oil and gas properties acquired as a result of the North Peak Merger. The depletion expense adjustment was calculated using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(c)

Adjustment to reflect the estimated interest expense in the period with respect to borrowings by PEDEVCO to effectuate the North Peak Merger. The interest rate utilized as of September 30, 2025 was approximately 7.7% per annum for incremental borrowings of PEDEVCO. A one-eighth point change in interest rates as of September 30, 2025 would change interest expense by $0.1 million for the nine months ended September 30, 2025 and the year ended December 31, 2024.

(d)

Adjustment to reflect estimated income taxes associated with the North Peak Merger. Income taxes were estimated by applying the statutory rate of 21.0% to pre-tax income of the operations of North Peak and to the transaction accounting adjustments. The actual future effective tax rate could be significantly different from the statutory tax rate due to many factors, such as future results and future tax attributes.

(e)

Represents accretion expense from new asset retirement obligations recognized as a result of the North Peak Merger. The accretion adjustment was estimated using assumptions consistent with those of PEDEVCO, including a credit-adjusted risk-free rate of 11.00%, an inflation rate of 2.6%, a 33 year well life and a reclamation cost of $0.1 million per well.

(f)

Adjustment to reflect estimated direct costs for the North Peak Merger. The estimated direct costs were incurred subsequent to September 30, 2025 and have been retrospectively reflected as though incurred for the year ended December 31, 2024. These direct costs are nonrecurring and will not impact PEDEVCO’s Consolidated Statements of Operations beyond 12 months after closing.

(g)

Concurrently with the Closing Date of the North Peak Merger, certain investors subscribed for and purchased an aggregate of 6,363,637 PIPE Preferred Shares for net proceeds of $35.0 million. The PIPE Preferred Shares automatically convert at a ratio of 10-to-1 into PEDEVCO common stock immediately following a 20-calendar day waiting period, which commences on the distribution of PEDEVCO’s information statement. When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock.

(h)	The following table reconciles historical and pro forma basic and diluted earnings (loss) per share for the periods indicated (in thousands, except for share and per share amounts):

	For the Nine Months Ended September 30, 2025		For the Year Ended December 31, 2024
	Historical	Pro Forma	Historical	Pro Forma
Numerator:
Net income (loss)	$(1,861)	$13,025	$12,293	$44,429

Denominator:
Weighted average common shares — basic	91,482,504	91,482,504	89,234,611	89,234,611

Dilutive effect of common stock equivalents:
Options	—	—	1,626	1,626
Convertible Series A Preferred Stock	—	106,500,000	—	106,500,000
PIPE Preferred Shares	—	63,636,370	—	63,636,370

Denominator:
Weighted average common shares — diluted	91,482,504	261,618,874	89,236,237	259,372,607

Earnings (loss) per share — basic	$(0.02)	$0.14	$0.14	$0.50
Earnings (loss) per share — diluted	$(0.02)	$0.05	$0.14	$0.17

SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED OIL AND GAS RESERVES AND STANDARDIZED MEASURE INFORMATION

The following tables set forth information with respect to the historical and pro forma combined estimated crude oil, natural gas and natural gas liquids reserves as of December 31, 2024 for PEDEVCO and North Peak. The pro forma combined reserves, production and standardized measure have been prepared in accordance with FASB ASC Topic 932 – Extractive Activities – Oil and Gas. The reserve information of PEDEVCO has been prepared by Cawley, Gillespie & Associates, Inc, independent petroleum engineers. North Peak reserve information has been prepared by DeGloyer and MacNaughton, independent petroleum engineers.

The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the acquisition of the North Peak taken place on January 1, 2024, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil, natural gas liquids and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For PEDEVCO and North Peak, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for crude oil, natural gas and natural gas liquids for the year ended December 31, 2024.

The reserve estimates presented below were derived from the historical reserve information of PEDEVCO and North Peak as of and for the year ended December 31, 2024. Upon completion of the North Peak Merger, the combined company will undertake a process to re-evaluate these reserves. Future development timing, development expenditures, operating costs, reservoir performance as well as commodity prices will affect the reserve volumes attributable to the combined company. The results of such reevaluation will likely result in material revisions to total proved developed and undeveloped reserves.

	For the Year Ended December 31, 2024
	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)
Net proved reserves at December 31, 2023	11,358	74,718	86,076
Revisions of previous estimates	(2,755)	(37,252)	(40,007)
Revisions due to prices	(29)	—	(29)
Purchases in place	471	—	471
Extensions, discoveries and other additions	2,241	1,032	3,273
Sales in place	(54)	—	(54)
Production	(439)	(2,145)	(2,584)
Net proved reserves at December 31, 2024	10,793	36,353	47,146
Natural Gas (Mmcf)
Net proved reserves at December 31, 2023	19,885	149,324	169,209
Revisions of previous estimates	(2,433)	(105,080)	(107,513)
Revisions due to prices	(43)	—	(43)
Purchases in place	1,728	—	1,728
Extensions, discoveries and other additions	4,939	598	5,537
Sales in place	(154)	—	(154)
Production	(506)	(1,534)	(2,040)
Net proved reserves at December 31, 2024	23,416	43,308	66,724
NGL (MBbbls)
Net proved reserves at December 31, 2023	2,374	18,110	20,484
Revisions of previous estimates	172	(11,514)	(11,342)
Revisions due to prices	(3)	—	(3)
Purchases in place	253	—	253
Extensions, discoveries and other additions	732	128	860
Sales in place	(19)	—	(19)
Production	(62)	(234)	(296)
Net proved reserves at December 31, 2024	3,447	6,490	9,937
Oil Equivalents (Mboe) (1)
Net proved reserves at December 31, 2023	17,046	117,715	134,761
Revisions of previous estimates	(2,989)	(66,279)	(69,268)
Revisions due to prices	(39)	—	(39)
Purchases in place	1,012	—	1,012
Extensions, discoveries and other additions	3,796	1,260	5,056
Sales in place	(99)	—	(99)
Production	(585)	(2,635)	(3,220)
Net proved reserves at December 31, 2024	18,142	50,061	68,203

(1) Assumes a ratio of 1 barrel of oil per 6 Mcfe.

(2) Amounts and totals shown are rounded and therefore may not sum precisely.

	As of December 31, 2024
Proved Developed Reserves	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)	2,443	14,049	16,492
Natural Gas (Mmcf)	4,292	10,905	15,197
NGL (MBbls)	630	1,980	2,610
Oil Equivalents (MMBoe) (1)	3,788	17,846	21,634

Proved Developed Non-Producing Reserves
Crude Oil (MBbls)	13	—	13
Natural Gas (Mmcf)	44	—	44
NGL (MBbls)	7	—	7
Oil Equivalents (MMBoe) (1)	27	—	27

Proved Undeveloped Reserves
Crude Oil (MBbls)	8,337	22,305	30,642
Natural Gas (Mmcf)	19,079	32,404	51,483
NGL (MBbls)	2,809	4,510	7,319
Oil Equivalents (MMBoe) (1)	14,327	32,215	46,542

Proved Reserves
Crude Oil (MBbls)	10,793	36,353	47,146
Natural Gas (Mmcf)	23,415	43,308	66,723
NGL (MBbls)	3,446	6,490	9,936
Oil Equivalents (MMBoe) (1)	18,142	50,061	68,203

	As of December 31, 2023
Proved Developed Reserves	PEDEVCO Historical (2)	North Peak Historical (2)	Pro Forma Combined (2)
Crude Oil (MBbls)	1,869	13,709	15,578
Natural Gas (Mmcf)	2,998	10,054	13,052
NGL (MBbls)	255	1,684	1,939
Oil Equivalents (MMBoe) (1)	2,624	17,069	19,692

Proved Developed Non-Producing Reserves
Crude Oil (MBbls)	702	—	702
Natural Gas (Mmcf)	1,229	—	1,229
NGL (MBbls)	144	—	144
Oil Equivalents (MMBoe) (1)	1,051	—	1,051

Proved Undeveloped Reserves
Crude Oil (MBbls)	8,787	61,009	69,796
Natural Gas (Mmcf)	15,659	139,270	154,929
NGL (MBbls)	1,975	16,425	18,400
Oil Equivalents (MMBoe) (1)	13,372	100,646	114,018

Proved Reserves
Crude Oil (MBbls)	11,358	74,718	86,076
Natural Gas (Mmcf)	19,886	149,324	169,209
NGL (MBbls)	2,374	18,110	20,484
Oil Equivalents (MMBoe) (1)	17,046	117,715	134,761

(1) Assumes a ratio of 1 barrel of oil per 6 Mcfe.

(2) Amounts and totals shown are rounded and therefore may not sum precisely.

The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil, natural gas and natural gas liquids reserves of PEDEVCO and of North Peak on a pro forma combined basis as of December 31, 2024. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either PEDEVCO’s crude oil, natural gas and natural gas liquids reserves or the crude oil, natural gas and natural gas liquids reserves attributable to the North Peak (in thousands):

	As of December 31, 2024
	PEDEVCO Historical	North Peak Historical	Transaction Adjustment (1)		Pro Forma Combined
Oil and Gas Producing Activities:
Future cash inflows	$916,105	$2,916,634	$—		$3,832,739
Future production costs	(288,879)	(1,213,282)	—		(1,502,161)
Future development costs	(209,139)	(425,523)	—		(634,662)
Future income tax expense	(100,484)	—	(230,544	)(a)	(331,028)
Future net cash flows	317,603	1,277,829	(230,544)		1,364,888
10% annual discount factor	(173,440)	(664,906)	114,989	(a)	(723,357)
Standardized measure of discounted future net cash flows	$144,163	$612,923	$(115,555)		$641,531

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with North Peak.

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil, natural gas and natural gas liquids reserves of PEDEVCO and North Peak on a pro forma combined basis for the year ending December 31, 2024 (in thousands):

	For the Year Ended December 31, 2024
	PEDEVCO Historical	North Peak Historical	Transaction Adjustments(1)		Pro Forma Combined
Standardized measure, beginning of year	$190,361	$1,031,057	$(194,387	)(a)	$1,027,031
Crude oil and natural gas sales, net of production costs	(24,653)	(92,176)	—		(116,829)
Net changes in prices and production costs	(32,032)	55,167	—		23,135
Extensions, discoveries, additions and improved recovery	—	13,090	—		13,090
Changes in estimated future development costs	(740)	64,005	—		63,265
Development costs incurred	—	49,837	—		49,837
Revisions of previous quantity estimates	(40,363)	(477,557)	—		(517,920)
Accretion of discount	(1,173)	103,106	19,439	(a)	121,372
Net change in income taxes	6,629	—	59,393	(a)	66,022
Purchases of reserves in place	47,162	—	—		47,162
Sale of reserves in place	(1,028)	—	—		(1,028)
Change in timing of estimated future production	—	(133,606)	—		(133,606)
Standardized measure, end of year	$144,163	$612,923	$(115,555	)(a)	$641,531

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with North Peak.